Home Equity Loan-Backed Term Notes, GMACM Series 2000-CL1 Group 1
                             Payment Date 03/26/2001


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Servicing Certificate
Beginning Pool Balance                             330,636,499.68
Beginning PFA                                                0.00
Ending Pool Balance                                327,730,827.03
Ending PFA Balance                                              -
Principal Collections                                2,885,438.54
Principal Draws                                                 -
Net Principal Collections                            2,885,438.54

Current Month Repurchases - Units                            2.00
Current Month Repurchases - Dollars                     58,772.69

Active Loan Count                                          12,499

Interest Collections                                 4,107,850.80

Weighted Average Net Loan Rate                          15.44973%
Substitution Adjustment Amount                               0.00

             Beginning          Ending                                         Interest  Security     Note
Term Notes    Balance          Balance       Factor    Principal    Interest   Shortfalls   %         Rate
----------    -------          -------       ------    ---------    ---------  ----------   -         ----
Class A-1    118,979,042.61 113,769,786.98  0.8184641 5,209,255.63  525,622.97      0.00  0.35332     5.68%
Class A-2     23,853,000.00  23,853,000.00  1.0000000         0.00  145,900.85      0.00 0.074078     7.34%
Class A-3     66,581,000.00  66,581,000.00  1.0000000         0.00  420,015.14      0.00 0.206773     7.57%
Class A-4     37,753,000.00  37,753,000.00  1.0000000         0.00  248,225.98      0.00 0.117245     7.89%
Class M       34,256,000.00  34,256,000.00  1.0000000         0.00  248,926.93      0.00 0.106385     8.72%
Class B       20,553,000.00  20,553,000.00  1.0000000         0.00  154,147.50      0.00 0.063829     9.00%

Certificates                                                    -

Beginning Overcollateralization Amount              28,661,457.07
Overcollateralization Amount Increase (Decrease)     2,303,582.98
Outstanding Overcollateralization Amount            30,965,040.05
Overcollateralization Target Amount                 39,393,617.02

Credit Enhancement Draw Amount                               0.00
Unreimbursed Prior Draws                                     0.00


                                                                                   Number     Percent
                                                          Balance                 of Loans   of Balance
Delinquent Loans (30 Days)                           3,949,841.93                   156        1.21%
Delinquent Loans (60 Days)                           1,964,872.01                    78        0.60%
Delinquent Loans (90+ Days) (1)                      2,893,521.52                   109        0.88%
Foreclosed Loans                                        31,407.89                    1         0.01%
REO                                                             -                    0         0.00%

(1) 90+ Figures Include Foreclosures and REO

                                                                         Percent
                                               Liquidation To-Date      of Balance
Beginning Loss Amount                                   30,424.83
Current Month Loss Amount                               20,234.11          0.01%
Ending Loss Amount                                      50,658.94          0.02%

                                                Special Hazard                     Fraud     Bankruptcy
Beginning Amount                                             0.00                      0.00         0.00
Current Month Loss Amount                                    0.00                      0.00         0.00
Ending Amount                                                   -                         -            -

Liquidation Loss Distribution Amounts                        0.00
Extraordinary Event Losses                                   0.00
Excess Loss Amounts                                     50,658.94

Capitalized Interest Account
Beginning Balance                                            0.00
Initial Capitalized Interest Account Withdraw                0.00
Withdraw relating to Collection Period                       0.00
Remaining CIA Balance Paid to GMACM                          0.00
Interest Earned (Zero, Paid to Funding Account)             0.00
                                                            -----
Total Ending Balance as of Payment Date                      0.00
Interest earned for Collection Period                        0.00
Interest withdrawn related to prior Collection Period        0.00


Prefunding Account
Beginning Balance                                            0.00
Additional Purchases during Revolving Period                 0.00
Excess of Draws over Principal Collections                  0.00
                                                            -----
Remaining Pre-Funding Balance Paid to Noteholders            0.00
Total Ending Balance as of Payment Date                      0.00
Interest earned for Collection Period                        0.00
Interest withdrawn related to prior Collection Period        0.00
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